Exhibit 99.1 – News Release

RB Global reports first quarter 2024 results
WESTCHESTER, IL, May 9, 2024 – RB Global, Inc. (NYSE & TSX: RBA, the “Company”, “RB Global”, “we”, “us”, “their”, or “our”) reported the following results for the three months ended March 31, 2024.
"Our solid start to the year directly reflects our "One Team-All In" culture and our dedication to over delivering on our commitments to our customers” said Jim Kessler, CEO of RB Global. “Robust execution in our automotive sector continues to translate into strong performance for our partners”.
"The increase in our full-year guidance speaks to our commitment to operational excellence and focus on investing in profitable growth" said Eric J. Guerin, Chief Financial Officer. "Strong financial performance has allowed the Company to meet the net leverage target communicated during the IAA transaction a year ahead of schedule”.
First Quarter Financial Highlights1,2,3:
•GTV increased 115% year-over-year to $4.1 billion, which includes $2.3 billion from IAA.
•Total revenue increased 108% year-over-year to $1.1 billion, which includes $588.6 million from IAA.
•Service revenue increased 147% year-over-year to $849.1 million, which includes $516.9 million from IAA.
•Inventory sales revenue increased 28% year-over-year to $215.6 million, which includes $71.7 million from IAA.
•Net income (loss) available to common stockholders increased 384% year-over-year to $97.1 million.
•Diluted earnings (loss) per share available to common stockholders increased 289% to $0.53 per share.
•Diluted adjusted earnings per share available to common stockholders increased 58% year-over-year to $0.90 per share.
•Adjusted EBITDA increased 150% year-over-year to $331.0 million.

2024 Financial Outlook
The Company has updated its full-year 2024 outlook for select financial data, as shown below:

(in U.S. dollars in millions, except percentages)	Current Outlook	Prior Outlook
GTV growth[4]	1% to 4%	1% to 4%
Adjusted EBITDA	$1,200 to $1,260	$1,170 to $1,230
Full year 2024 tax rate (GAAP and Adjusted)	25% to 27%	25% to 28%
Capital expenditures[5]	$275 to $325	$275 to $325

The Company has not provided a reconciliation of Adjusted EBITDA outlook for fiscal 2024 to GAAP net income, the most directly comparable GAAP financial measure, because without unreasonable efforts, it is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate Adjusted EBITDA, including but not limited to: (a) advisory, legal and restructuring expenses (b) the net loss or gain on the sale of property plant & equipment or other assets (c) acquisition-related or integration costs relating to our mergers and acquisition activity, including severance costs (d) share-based payments compensation expense which value is directly impacted by the fluctuations in our share price and other variables and, (e) other expenses that we do not believe are indicative of our ongoing operations. These adjustments are uncertain, depend on various factors that are beyond our control and could have a material impact on net income for fiscal 2024.

1 For information regarding RB Global's use and definition of certain measures, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release.
2 All figures are presented in U.S. dollars.
3 For the first quarter of 2024 as compared to the first quarter of 2023.
4 Compared to pro forma combined 2023 results.
5 Capital expenditures is defined as property, plant and equipment, net of proceeds on disposals, plus intangible asset additions.

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Additional Financial and Operational Highlights

	Three months ended March 31,
			% Change
(in U.S. dollars in millions, except EPS and percentages)	2024	2023	2024 over 2023
GTV	$4,077.4	$1,899.2	115%
Service revenue	849.1	343.6	147%
Service revenue take rate	20.8%	18.1%	270bps

Inventory sales revenue	$215.6	$168.8	28%
Inventory return	19.0	17.3	10%
Inventory rate	8.8%	10.2%	(140)bps

Net income (loss)	$107.4	$(28.2)	481%
Net income (loss) available to common stockholders	97.1	(34.2)	384%
Adjusted EBITDA	331.0	132.6	150%
Diluted earnings (loss) per share available to common stockholders	$0.53	$(0.28)	289%
Diluted adjusted earnings per share available to common stockholders	$0.90	$0.57	58%
GTV by Sector

	Three months ended March 31,
			% Change
(in U.S. dollars in millions, except percentages)	2024	2023	2024 over 2023
Automotive	$2,113.7	$331.7	537%
Commercial construction and transportation	1,562.8	1,190.0	31%
Other	400.9	377.5	6%
Total GTV	$4,077.4	$1,899.2	115%
Lots Sold by Sector

	Three months ended March 31,
			% Change
(in '000's of lots sold, except percentages)	2024	2023	2024 over 2023
Automotive	585.3	87.5	569%
Commercial construction and transportation	108.8	56.6	92%
Other	112.5	105.2	7%
Total lots	806.6	249.3	224%

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Supplemental Pro Forma Revenue Related Highlights1

	Three months ended March 31,
			% Change
(in U.S. dollars in millions, except percentages)	2024	2023	2024 over 2023
GTV	$4,077.4	$3,721.6	10%
Service revenue	849.1	745.0	14%
Service revenue take rate	20.8%	20.0%	80 bps

Inventory sales revenue	$215.6	$244.0	(12) %
Inventory return	19.0	24.0	(21) %
Inventory rate	8.8%	9.8%	(100) bps
Supplemental Pro Forma GTV by Sector1

	Three months ended March 31,
			% Change
(in U.S. dollars in millions, except percentages)	2024	2023	2024 over 2023
Automotive	$2,113.7	$1,987.6	6%
Commercial construction and transportation	1,562.8	1,302.3	20%
Other	400.9	431.7	(7) %
Total GTV	$4,077.4	$3,721.6	10%
Supplemental Pro Forma Lots Sold by Sector1

	Three months ended March 31,
			% Change
(in '000's of lots sold, except percentages)	2024	2023	2024 over 2023
Automotive	585.3	568.4	3%
Commercial construction and transportation	108.8	73.8	47%
Other	112.5	119.1	(6) %
Total Lots	806.6	761.3	6%

_________________________________________________________
1The tables include quarterly pro forma information that presents the combined results of operations in Q1 2023.

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Reconciliation of Operating Expenses
The below table reconciles as reported operating expenses by line item to adjusted operating expenses to exclude the impact of adjustments as defined in our Non-GAAP Measures.

For the three months ended March 31, 2024
	Cost of services	Cost of inventory sold	Selling, general and administrative expenses	Acquisition- related and integration costs	Depreciation and amortization	Total operating expenses
(in U.S. dollars in millions)
As reported	$353.0	$196.6	$198.1	$12.8	$107.7	$868.2
Share-based payments expense	—	—	(13.3)	—	—	(13.3)
Acquisition- related and integration costs	—	—	—	(12.8)	—	(12.8)
Amortization of acquired intangible assets	—	—	—	—	(69.6)	(69.6)
Gain (loss) on disposition of property, plant and equipment and related costs	—	—	(0.7)	—	—	(0.7)
Prepaid consigned vehicle charges	2.1	—	—	—	—	2.1
Other advisory, legal and restructuring costs	—	—	(0.4)	—	—	(0.4)
Executive transition costs	—	—	(1.7)	—	—	(1.7)
Adjusted	$355.1	$196.6	$182.0	$—	$38.1	$771.8

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For the First Quarter:
•GTV increased 115% year-over-year to $4.1 billion, primarily from the inclusion of $2.3 billion GTV from IAA. GTV increased 10% year-over-year on a pro forma combined basis, with strength coming from the commercial construction and transportation sector and the automotive sector, partially offset by declines in the other sector.
•Service revenue increased 147% year-over-year to $849.1 million, primarily from the inclusion of $516.9 million of service revenue from IAA. Service revenue increased 14% year-over-year on a pro forma combined basis on higher GTV and a higher average service revenue take rate. Service revenue take rate expanded 80 basis points on a pro forma combined basis year-over-year to 20.8% driven by a higher average buyer fee rate and growth in our marketplace services revenue. Growth in marketplace services revenue was driven by higher ancillary revenue and a higher auction-related fee structure.
•Inventory sales revenue increased 28% year-over-year to $215.6 million, mainly due to the inclusion of $71.7 million of inventory sales revenue from IAA. Inventory sales revenue decreased 12% year-over-year on a pro forma combined basis due to lower automotive and commercial construction and transportation-related revenue. Inventory rate declined 100 basis points year-over-year on a pro forma combined basis to 8.8%. The decline in inventory rate year-over-year can be attributed to a decrease in prices due to the asset mix and lower price realization in the commercial construction and transportation sector and an increase the average cost of vehicles sold in the automotive sector. This decline was partially offset by strong performance in the GovPlanet business.
•Net income (loss) available to common stockholders increased to $97.1 million, mainly due to an increase in operating income partially offset by higher net interest expense, higher income tax expense, and allocated earnings to Series A Senior Preferred shareholders.
•Adjusted EBITDA1 increased 150% year-over-year mainly driven by the inclusion of IAA and strong operating performance.

_______________________________________________________
1For information regarding RB Global's use and definition of this measure, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release.

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Dividend Information
Quarterly Dividend
On May 8, 2024, the Company declared a quarterly cash dividend of $0.27 per common share, payable on June 20, 2024 to shareholders of record on May 29, 2024.
Upcoming Investor Events
RB Global will participate in the following investor conferences in the second quarter
•RBC Canadian Industrials Conference, May 16, Toronto, Canada
•Jefferies Automotive Conference, May 23, New York City, United States
•William Blair Growth Conference, June 5, Chicago, United States
First Quarter 2024 Earnings Conference Call
RB Global is hosting a conference call to discuss its financial results for the quarter ended March 31, 2024 at 4:30 PM ET on May 9, 2024. The replay of the webcast will be available through June 9, 2024.
Conference call and webcast details are available at the following link:
https://investor.rbglobal.com
For further information, please contact:
Sameer Rathod | Vice President, Investor Relations and Market Intelligence
1-510-381-7584 | srathod@rbglobal.com
About RB Global
RB Global, Inc. (NYSE: RBA) (TSX: RBA) is a leading, omnichannel marketplace that provides value-added insights, services and transaction solutions for buyers and sellers of commercial assets and vehicles worldwide. Through our auction sites and digital platform, we have a wide global presence and serve customers across a variety of asset classes, including automotive, commercial transportation, construction, government surplus, lifting and material handling, energy, mining and agriculture. Our marketplace brands include Ritchie Bros., the world's largest auctioneer of commercial assets and vehicles offering online bidding, and IAA, Inc. ("IAA"), a leading global digital marketplace connecting vehicle buyers and sellers. Our portfolio of brands also includes Rouse Services ("Rouse"), which provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system; SmartEquip Inc. ("SmartEquip"), an innovative technology platform that supports customers' management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers; and VeriTread LLC ("VeriTread"), an online marketplace for heavy haul transport.
Forward-looking Statements
This news release contains forward-looking statements and forward-looking information within the meaning of applicable US and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, opportunities, and any other statements regarding events or developments that RB Global believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond RB Global’s control, including risks and uncertainties related to: the effects of the business combination with IAA, including the Company’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger; the diversion of management time on transaction-related issues; the response of competitors to the merger; the ultimate difficulty, timing, cost and results of integrating the operations of IAA; the fact that operating costs and business disruption may be greater than expected; the effect of the consummation of the merger on the trading price of RB Global's common shares; the ability of RB Global to retain and hire key personnel and employees; the significant costs associated with the merger; the outcome of any legal proceedings that could be instituted against RB Global; the ability of the Company to realize anticipated synergies in the amount, manner or timeframe expected or at all; the failure of the Company to achieve expected operating results in the amount, manner or timeframe expected or at all; changes in capital markets and the ability of the Company to generate cash flow and/or finance operations in the manner expected or to de-lever in the timeframe

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expected; the failure of RB Global or the Company to meet financial forecasts and/or KPI targets; the Company’s ability to commercialize new platform solutions and offerings; legislative, regulatory and economic developments affecting the combined business; general economic and market developments and conditions; the evolving legal, regulatory and tax regimes under which RB Global operates; unpredictability and severity of catastrophic events, including, but not limited to, pandemics, acts of terrorism or outbreak of war or hostilities, as well as RB Global’s response to any of the aforementioned factors. Other risks that could cause actual results to differ materially from those described in the forward-looking statements are included in RB Global's periodic reports and other filings with the Securities and Exchange Commission (“SEC”) and/or applicable Canadian securities regulatory authorities, including the risk factors identified under Item 1A “Risk Factors” and the section titled “Summary of Risk Factors” in RB Global’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and RB Global’s periodic reports and other filings with the SEC, which are available on the SEC, SEDAR and RB Global’ websites. The foregoing list is not exhaustive of the factors that may affect RB Global’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and RB Global does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.
Key Operating Metrics
The Company regularly reviews a number of metrics, including the following key operating metrics, to evaluate its business, measure its performance, identify trends affecting its business, and make operating decisions. The Company believes these key operating metrics are useful to investors because management uses these metrics to assess the growth of the Company’s business and the effectiveness of its operational strategies.
The Company defines its key operating metrics as follows:
Gross transaction value (GTV): Represents total proceeds from all items sold at the Company’s auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.
Total service revenue take rate: Total service revenue divided by total GTV.
Inventory return: Inventory sales revenue less cost of inventory sold.
Inventory rate: Inventory return divided by inventory sales revenue.
Total lots sold: A single asset to be sold, or a group of assets bundled for sale as one unit. Low value assets are sometimes bundled into a single lot, collectively referred to as “small value lots.”

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GTV and Selected Condensed Consolidated Financial Information
GTV and Condensed Consolidated Income Statements
(Expressed in millions of U.S. dollars, except share, per share data and percentages)
(Unaudited)

	Three months ended March 31,
			% Change
	2024	2023	2024 over 2023
GTV	$4,077.4	$1,899.2	115%
Revenue:
Service revenue	$849.1	$343.6	147%
Inventory sales revenue	215.6	168.8	28%
Total revenue	1,064.7	512.4	108%
Operating expenses:
Costs of services	353.0	76.4	362%
Cost of inventory sold	196.6	151.5	30%
Selling, general and administrative	198.1	148.2	34%
Acquisition-related and integration costs	12.8	126.2	(90) %
Depreciation and amortization	107.7	36.2	198%
Total operating expenses	868.2	538.5	61%
Gain on disposition of property, plant and equipment	2.4	1.2	100%
Operating income (loss)	198.9	(24.9)	899%
Interest expense	(63.9)	(20.9)	(206) %
Interest income	6.6	6.3	5%
Other income (loss), net	(0.8)	2.4	(133)%
Foreign exchange loss	(0.9)	(0.4)	(125)%
Income (loss) before income taxes	139.9	(37.5)	473%
Income tax expense (benefit)	32.5	(9.3)	449%
Net income (loss)	$107.4	$(28.2)	481%
Net income (loss) attributable to:
Controlling interests	$107.4	$(28.1)	482%
Redeemable non-controlling interests	—	(0.1)	100%
Net income (loss)	$107.4	$(28.2)	481%

Net income (loss) attributable to controlling interests	$107.4	$(28.1)	482%
Cumulative dividends on Series A Senior Preferred Shares	(6.7)	(4.3)	(56)%
Allocated earnings to Series A Senior Preferred Shares	(3.6)	(1.8)	(100)%
Net income (loss) available to common stockholders	$97.1	$(34.2)	384%
Earnings (loss) per share available to common stockholders:
Basic	$0.53	$(0.28)	287%
Diluted	$0.53	$(0.28)	285%
Weighted average number of shares outstanding:
Basic	183,059,321	120,487,251	52%
Diluted	184,581,054	120,487,251	53%

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Condensed Consolidated Balance Sheets
(Expressed in millions of U.S. dollars, except share data)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets

Cash and cash equivalents	$462.8	$576.2
Restricted cash	134.6	171.7
Trade and other receivables, net of allowance for credit losses of $4.9 and $6.4 respectively	944.6	731.5
Prepaid consigned vehicle charges	60.3	66.9
Inventory	172.9	166.5
Other current assets	95.0	91.2
Income taxes receivable	14.6	10.0
Total current assets	1,884.8	1,814.0

Property, plant and equipment, net	1,214.6	1,200.9
Operating lease right-of-use assets	1,457.7	1,475.5
Other non-current assets	93.4	85.6
Intangible assets, net	2,853.8	2,914.1
Goodwill	4,528.8	4,537.0
Deferred tax assets	12.1	10.3
Total assets	$12,045.2	$12,037.4

Liabilities, Temporary Equity and Stockholders' Equity

Auction proceeds payable	$663.9	$502.5
Trade and other liabilities	618.6	685.8
Current operating lease liabilities	119.1	118.0
Income taxes payable	33.4	8.5
Short-term debt	24.8	13.7
Current portion of long-term debt	4.4	14.2
Total current liabilities	1,464.2	1,342.7

Long-term operating lease liabilities	1,340.6	1,354.3
Long-term debt	2,921.8	3,061.6
Other non-current liabilities	85.1	86.7
Deferred tax liabilities	674.5	682.7
Total liabilities	6,486.2	6,528.0

Temporary equity:
Series A Senior Preferred Shares; no par value, shares authorized, issued and outstanding: 485,000,000 (December 31, 2023: 485,000,000)	482.0	482.0
Redeemable non-controlling interest	8.4	8.4

Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding shares: 183,610,424 (December 31, 2023: 182,843,942)	4,094.5	4,054.2
Additional paid-in capital	73.1	88.0
Retained earnings	967.7	918.5
Accumulated other comprehensive loss	(69.0)	(44.0)
Stockholders' equity	5,066.3	5,016.7
Non-controlling interests	2.3	2.3
Total stockholders' equity	5,068.6	5,019.0
Total liabilities, temporary equity and stockholders' equity	$12,045.2	$12,037.4

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Condensed Consolidated Statements of Cash Flows
(Expressed in millions of U.S. dollars)
(Unaudited)

Three months ended March 31,	2024	2023
Cash provided by (used in):
Operating activities:
Net income (loss)	$107.4	$(28.2)
Adjustments for items not affecting cash:
Depreciation and amortization	107.7	36.2
Share-based payments expense	15.1	12.2
Deferred income tax benefit	(9.8)	(2.9)
Unrealized foreign exchange loss	0.5	4.8
Gain on disposition of property, plant and equipment	(2.4)	(1.2)
Allowance for expected credit losses	3.2	—
Loss on redemption of Notes	—	3.3
Gain on remeasurement of investment upon acquisition	—	(1.4)
Amortization of debt issuance costs	3.7	0.9
Amortization of right-of-use assets	37.5	5.0
Other, net	3.7	0.8
Net changes in operating assets and liabilities	(141.8)	(86.8)
Net cash provided by (used in) operating activities	124.8	(57.3)
Investing activities:
Acquisition of IAA, net of cash acquired	—	(2,759.1)
Acquisition of VeriTread, net of cash acquired	—	(24.7)
Property, plant and equipment additions	(45.2)	(23.5)
Proceeds on disposition of property, plant and equipment	0.5	1.4
Intangible asset additions	(28.4)	(16.9)
Repayment of loans receivable	0.9	0.7
Issuance of loans receivable	(4.4)	(0.9)
Other	(0.9)	—
Net cash used in investing activities	(77.5)	(2,823.0)
Financing activities:
Issuance of Series A Senior Preferred Shares and common stock, net of issuance costs	—	496.9
Dividends paid to common stockholders	(49.3)	(150.4)
Dividends paid to Series A Senior Preferred shareholders	(8.5)	(4.9)
Proceeds from exercise of options and share option plans	22.1	0.7
Payment of withholding taxes on issuance of shares	(10.4)	(10.0)
Net increase (decrease) in short-term debt	11.7	(5.4)
Proceeds from long-term debt	—	3,175.0
Repayment of long-term debt	(151.1)	(501.1)
Payment of debt issue costs	—	(38.7)
Repayment of finance lease and equipment financing obligations	(6.5)	(3.6)
Proceeds from equipment financing obligations	1.1	—
Net cash (used in) provided by financing activities	(190.9)	2,958.5
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	(6.9)	2.9
(Decrease) Increase	(150.5)	81.1
Beginning of period	747.9	625.9
Cash and cash equivalents, and restricted cash, end of period	$597.4	$707.0

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Non-GAAP Measures
This news release references non-GAAP measures. These measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with US GAAP.

Following the recent changes in the Company's leadership team and integration with IAA, the Company reevaluated the metrics used to measure profitability and business performance. As a result, beginning in the first quarter of 2024, the Company will no longer report non-GAAP adjusted operating income and non-GAAP operating free cash flow.
Please refer to the quarterly report on Form 10-Q for the quarter ended March 31, 2024 for a summary of adjusting items during the trailing twelve months ended March 31, 2024 and March 31, 2023.

Adjusted Net Income Available to Common Stockholders and Diluted Adjusted EPS Available to Common Stockholders Reconciliation
The Company believes that adjusted net income available to common stockholders provides useful information about the growth or decline of the net income (loss) available to common stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted adjusted EPS available to common stockholders eliminates the financial impact of adjusting items from net income (loss) available to common stockholders that the Company does not consider to be part of the normal operating results.

Adjusted net income available to common stockholders is calculated as net income (loss) available to common stockholders, excluding the effects of adjusting items that we do not consider to be part of our normal operating results, such as share-based payments expense, acquisition-related and integration costs, amortization of acquired intangible assets, executive transition costs and certain other items. Net income (loss) available to common stockholders is calculated as net income (loss) attributable to controlling interests, less cumulative dividends on Series A Senior Preferred Shares and allocated earnings to participating securities.

Diluted adjusted EPS available to common stockholders is calculated by dividing adjusted net income available to common stockholders by the weighted average number of dilutive shares outstanding, except that it is computed based upon the lower of the two-class method or the if-converted method, which includes the effects of the assumed conversion of the Series A Senior Preferred Shares and the effect of shares issuable under the Company’s stock-based incentive plans, if such effect is dilutive.

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The following table reconciles adjusted net income available to common stockholders and diluted adjusted EPS available to common stockholders to net income (loss) available to common stockholders and diluted EPS available to common stockholders, which are the most directly comparable GAAP measures in our consolidated financial statements:

	Three months ended March 31,
			% Change
(in U.S. dollars in millions, except share, per share data, and percentages)	2024	2023	2024 over 2023
Net income (loss) available to common stockholders	$97.1	$(34.2)	384%
Share-based payments expense	13.3	6.7	99%
Acquisition-related and integration costs	12.8	126.2	(90) %
Amortization of acquired intangible assets	69.6	16.6	319%
(Gain) loss on disposition of property, plant and equipment and related costs	(1.8)	—	(100) %
Prepaid consigned vehicles charges	(2.1)	(12.4)	(83)%
Loss on redemption of the 2016 and 2021 Notes and certain related interest expense	—	3.3	(100) %
Other advisory, legal and restructuring costs	2.2	0.2	1,000%
Executive transition costs	1.7	—	100%
Remeasurements in connection with business combinations	—	(2.9)	100%
Related tax effects of the above	(24.8)	(33.6)	(26%)
Related allocation of the above to participating securities	(2.5)	(0.7)	257%
Adjusted net income available to common stockholders	$165.5	$69.2	139%
Weighted average number of dilutive shares outstanding	184,581,054	120,487,251	53%
Diluted earnings (loss) per share available to common stockholders	$0.53	$(0.28)	289%
Diluted adjusted earnings per share available to common stockholders	$0.90	$0.57	58%

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Adjusted EBITDA
The Company believes adjusted EBITDA provides useful information about the growth or decline of its net income when compared between different financial periods. The Company uses adjusted EBITDA as a key performance measure because the Company believes it facilitates operating performance comparisons from period to period and provides management with the ability to monitor its controllable incremental revenues and costs.

Adjusted EBITDA is calculated by adding back depreciation and amortization, interest expense, income tax expense (benefit), and subtracting interest income from net income (loss), as well as adding back the adjusting items.

The following table reconciles adjusted EBITDA to net income (loss), which is the most directly comparable GAAP measure in, or calculated from, our consolidated financial statements:

	Three months ended March 31,
			% Change
(in U.S. dollars in millions, except percentages)	2024	2023	2024 over 2023
Net income (loss)	$107.4	$(28.2)	481%
Add: depreciation and amortization	107.7	36.2	198%
Add: interest expense	63.9	20.9	206%
Less: interest income	(6.6)	(6.3)	5%
Add: income tax expense (benefit)	32.5	(9.3)	449%
EBITDA	304.9	13.3	2,192%
Share-based payments expense	13.3	6.7	99%
Acquisition-related and integration costs	12.8	126.2	(90) %
Gain on disposition of property, plant and equipment and related costs	(1.8)	—	(100) %
Remeasurements in connection with business combinations	—	(1.4)	(100%)
Prepaid consigned vehicles charges	(2.1)	(12.4)	(83)%
Other advisory, legal and restructuring costs	2.2	0.2	1,000%
Executive transition costs	1.7	—	100%
Adjusted EBITDA	$331.0	$132.6	150%

RB Global	13

Adjusted Net Debt and Adjusted Net Debt/Adjusted EBITDA Reconciliation
The Company believes that comparing adjusted net debt/adjusted EBITDA on a trailing twelve-month basis for different financial periods provides useful information about the performance of its operations as an indicator of the amount of time it would take to settle both the Company’s short and long-term debt. The Company does not consider this to be a measure of its liquidity, which is its ability to settle only short-term obligations, but rather a measure of how well it funds liquidity. Measures of liquidity are noted under “Liquidity and Capital Resources” in our quarterly report on Form 10-Q for the quarter ended March 31, 2024.

Adjusted net debt is calculated by subtracting cash and cash equivalents from short and long-term debt and long-term debt in escrow. Adjusted net debt/Adjusted EBITDA is calculated by dividing adjusted net debt by adjusted EBITDA.

The following table reconciles adjusted net debt to debt, adjusted EBITDA to net income, and adjusted net debt/ adjusted EBITDA to debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, our consolidated financial statements.

	At and for the twelve months ended March 31,
			% Change
(in U.S. dollars in millions, except percentages)	2024	2023	2024 over 2023
Short-term debt	$24.8	$23.6	5%
Long-term debt	2,926.2	3,220.4	(9) %
Debt	2,951.0	3,244.0	(9) %
Less: cash and cash equivalents	(462.8)	(568.3)	(19) %
Adjusted net debt	2,488.2	2,675.7	(7) %
Net income	$341.6	$113.4	201%
Add: depreciation and amortization	423.7	109.2	288%
Add: interest expense	256.8	58.1	342%
Less: interest income	(22.3)	(12.7)	76%
Add: income tax expense	118.1	40.7	190%
EBITDA	1,117.9	308.7	262%
Share-based payments expense	52.2	38.3	36%
Acquisition-related and integration costs	102.7	153.8	(33) %
(Gain) loss on disposition of property, plant and equipment and related costs	(2.5)	2.9	(186) %
Remeasurements in connection with business combinations	—	(1.4)	(100)%
Prepaid consigned vehicles charges	(56.6)	(12.4)	356%
Other advisory, legal and restructuring costs	4.1	2.9	41%
Executive transition costs	13.7	—	100%
Adjusted EBITDA	$1,231.5	$492.8	150%
Debt/net income	8.6 x	28.6 x	(70) %
Adjusted net debt/adjusted EBITDA	2.0 x	5.4 x	(63) %

RB Global	14